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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registering 100,000 shares to be reserved for issuance upon exercise of options granted pursuant to the Air-Cure Technologies, Inc. Directors' Stock Option Plan of our report dated March 6, 1996, included in the Air-Cure Technologies, Inc. Form 10-K for the year ended December 31, 1995.


/s/  Arthur Andersen LLP
     -------------------
     ARTHUR ANDERSEN LLP

Houston, Texas
July 17, 1996